UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: May 1, 2016

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Amendment of a Material Definitive Agreement

The Company has entered into a Waiver and Amendment (“Waiver”) with each of the buyers (“Buyers”) listed on the Schedule of Buyers attached to that certain Securities Purchase Agreement (“SPA”), dated November 5, 2015, among Axion Power International, Inc. (the “Company”) and the Buyers. In each Waiver, the Company and the Buyer agreed as follows:

•	With respect to the Notes (as defined in the SPA), the Buyer waives the Volume Failure (as defined in the SPA) and the Price Failure (as defined in the SPA) on any and all Installment Conversions (as defined in the SPA) and delivery of shares for any Pre-Installment Conversion Shares (as defined in the SPA) pursuant to an Installment Notice (as defined in the SPA) until May 1, 2017.

•	Section 3(b)(2) of the Notes is amended by replacing the definition of Conversion Price, as defined in the Notes, with the following definition:

“as of any Conversion Date or other date of determination, a price per share equal to the lowest of (x) $1.23, subject to adjustment as provided in this Note (the price set forth in this clause (x), the "Fixed Conversion Price"), (y) 75% of the arithmetic average of the Weighted Average Prices of the Common Stock during the five (5) consecutive Trading Day period ending immediately preceding the time of delivery of the applicable Conversion Notice, and (z) 75% of the Weighted Average Price of the Common Stock on the Trading Day of the delivery of the applicable Conversion Notice. For the avoidance of doubt, all such foregoing determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.”

•	All references in paragraphs 7, 8 and 11 of the Notes to “Conversion Price” is amended to state “Fixed Conversion Price.”
•	Paragraph 4 of the Amendment Agreement, dated January 28, 2016, among the Company and the Buyers, is amended by adding the following sentence at the end of the paragraph:

“Notwithstanding anything to the contrary in this paragraph 4, the Company and the Buyers hereby acknowledge that the Equity Conditions for the Controlled Account Release Event on May 6, 2016 are not, and are deemed not to be, satisfied, and the Buyers hereby waive the Equity Conditions for the Controlled Account Release Event on May 6, 2016, for an aggregate release of $310,000, to be released proportionately among the Buyers based upon the pro rata share as a result of the original principal amounts of the Notes.”

The Waivers became effective on May 1, 2016 upon entry into waivers by the Required Holders (as defined in the Notes). A form of Waiver is attached hereto as Exhibit 99.1. The foregoing is a summary of the terms of the Waiver and is qualified in its entirety by reference to Exhibit 99.1.

ITEM 9.01 Exhibit

Exhibit 99.1 Form of Waiver and Amendment, dated May 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 2, 2016

Axion Power International, Inc.

By:	/s/ Richard H. Bogan
Richard H. Bogan
Chief Executive Officer